UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 4, 2020
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As part of an executive leadership succession plan, on August 4, 2020, the Board of Directors of Evolent Health, Inc. (the “Company”) promoted Seth Blackley from his current role of President to serve as the Company’s Chief Executive Officer, effective October 1, 2020 (the “Effective Date”). Mr. Blackley has resigned from his current role of President, effective as of the Effective Date. Mr. Blackley, 41, has served as the Co-Founder and President of the Company since August 2011, and has been a Director of the Company since April 2018. Prior to co-founding the Company, Mr. Blackley was the Executive Director of Corporate Development and Strategic Planning at The Advisory Board Company. Mr. Blackley began his career as an analyst in the Washington, D.C. office of McKinsey & Company. Mr. Blackley holds a BS from The University of North Carolina at Chapel Hill, and an MBA from Harvard Business School.

In connection with Mr. Blackley’s promotion, the Compensation Committee of the Board of Directors set Mr. Blackley’s initial annual base salary at $550,000, effective as of the Effective Date. He will be eligible to participate in the Company’s annual performance-based short-term cash incentive plan with a target bonus of $500,000 in respect of the year ending December 31, 2020. Mr. Blackley will also be entitled to receive awards under the Company’s stock incentive plans at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors.

On August 4, 2020, in connection with Mr. Blackley’s promotion, Mr. Williams resigned from his position as Chief Executive Officer of the Company, with effect from the Effective Date. Following the Effective Date, Mr. Williams will remain an officer and Director of the Company and will serve as Executive Chairman. Mr. Williams, 54, has served as the Co-Founder, Chief Executive Officer and a Director of the Company since August 2011. Earlier in his career Mr. Williams was Chairman and Chief Executive Officer at The Advisory Board Company. Prior to joining The Advisory Board Company, Mr. Williams served as President of MedAmerica , President of Vivra Orthopedics, and as a management consultant for Bain & Co. Mr. Williams holds a BA degree in Political Economies of Industrial Societies from the University of California, Berkeley, and an MBA from Harvard Business School.

In connection with the executive leadership succession plan, the Compensation Committee of the Board of Directors set Mr. Williams’ initial annual base salary at $400,000, effective as of the Effective Date. He will be eligible to participate in the Company’s annual performance-based short-term cash incentive plan with a target bonus of 100% of actual base salary paid in 2020 which amount is $600,000 per annum prior the Effective Date, and $400,000 per annum with effect from the Effective Date in respect of the year ending December 31, 2020. Mr. Williams will also be entitled to receive awards under the Company’s stock incentive plans at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Press release dated August 4, 2020, announcing Evolent Health, Inc.’s financial results for the quarter ended June 30, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolent Health, Inc.

Date: August 4, 2020	/s/ Jonathan D. Weinberg
Jonathan D. Weinberg
General Counsel and Secretary